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                                                                       EXHIBIT 4

                         OPINION RESEARCH CORPORATION

                         EMPLOYEE STOCK PURCHASE PLAN


     1.   Purpose.
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          The purpose of the Plan is to assist Opinion Research Corporation, a
Delaware corporation (the "Company"), and its Affiliates in retaining the employment of employees by offering them a greater stake in the Company's success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase shares of the Company's common stock, par value $.01 ("Shares") through periodic offerings.

          The Plan is intended to comply with the provisions of section 423 of the Code (as hereinafter defined), and the Plan shall be administered, interpreted and construed accordingly.

     2.   Definitions.  For purposes of the Plan:
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          (a) "Account" means the non-interest bearing account which the Company
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(or the Affiliate which employs the Participant) shall establish for
Participants, to which Participants' payroll deductions pursuant to the Plan shall be credited.

          (b) "Affiliate" means a corporation which is a parent corporation or a
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subsidiary corporation with respect to the Company within the meaning of Section
424(e) or (f) of the Code.

          (c) "Agent" means the person or persons appointed by the Board in
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accordance with Section 3(d).

          (d) "Applicable Offering Period" means, with respect to any Purchase
               --------------------------
Date, the Offering Period ending on such Purchase Date.

          (e) "Board" means the Board of Directors of the Company.
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          (f) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (g) "Committee" means the committee described in Section 3(a) or the
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Board acting in its capacity as administrator of the Plan in the absence of a separate committee established by the Board to act in such capacity.

          (h) "Company" means Opinion Research Corporation, a Delaware
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corporation.

          (i) "Compensation" means the total amount of compensation for services
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paid to a Participant for an Offering Period by the Company and the Affiliates
that would be reportable on Internal Revenue Service Form W-2 (including amounts payable as bonuses), plus amounts that are not includible in income for federal income tax purposes that a Participant elects to have withheld from his or her salary pursuant to an arrangement described in section 125 or section 401(k) of the Code or such other nondiscriminatory definition of "Compensation" as may be adopted by the Committee from time to time.

          (j) "Eligible Employee" means an employee of the Company or Affiliate
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who is eligible to participate in the Plan in accordance with the requirements of Section 4 hereof.

          (k) "Employer" means the Company or Affiliate for whom an Eligible
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Employee is performing services at the time the Eligible Employee becomes a
Participant.

          (l) "Fair Market Value" means, as of any relevant date, in the case of
               -----------------
a purchase on a Purchase Date of Shares by the Company in an arms'-length transaction, the actual purchase price of such Shares, and, in all other cases, the closing price on the relevant date as reported in the Wall Street Journal or, if not so reported, then the mean between the highest and lowest sales prices of Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the highest and lowest sales prices of Shares as reported on the Nasdaq National Market on such date, or if the Shares are included in Nasdaq, but are not included in the Nasdaq National Market, the mean between the closing bid and asked prices for Shares on such date as reported by Nasdaq, or if the Shares are not so reported, the fair market value of Shares as determined by the Committee in good faith.

          (m) "Investment Account" means the account established for a
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Participant pursuant to Section 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

          (n) "Nasdaq" means the National Association of Security Dealers, Inc.
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Automated Quotations System.

          (o) "Offering Period" means each consecutive three (3) month period
               ---------------
beginning on January 1, April 1, July 1, and October 1 of each year, provided, however, that the Committee may, in its discretion, change the duration of any and all Offering Periods, suspend an Offering Period which would otherwise be established under the terms of the Plan, or re-instate an Offering Period which it has previously suspended. The first Offering Period shall be the period commencing October 1, 2000 and ending December 31, 2000.

          (p) "Participant" means an Eligible Employee who makes an election to
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participate in the Plan in accordance with Section 5 hereof.

          (q) "Plan" means the Opinion Research Corporation Employee Stock
               ----
Purchase Plan as set forth in this document, and as may be amended from time to time.

          (r) "Plan Year" means the calendar year.  The first Plan Year,
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however, shall be the period commencing October 1, 2000 and ending December 31,
2000.

          (s) "Purchase Date" means the last business day of each Offering
               -------------
Period; provided, however, that, to the extent necessary for the orderly administration of the Plan, the "Purchase Date" shall mean the first date on or following the last business day of an Offering Period on which it is administratively practical for purchases to be made with respect to such Offering Period.

          (t) "Purchase Price" means the lesser of 85% of the Fair Market Value
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of a Share on (i) the first business day of the Applicable Offering Period or
(ii) the Purchase Date.

          (u) "Share" or "Shares" means a share or shares of the Company's
               -----      ------
Common Stock, $0.01 par value.

          (v) "Subscription Agreement" means the agreement between the
               ----------------------
Participant and the Employer pursuant to which the Participant authorizes payroll deductions to the Account.

     3.   Administration.
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          (a) The Plan shall be administered by the Board of Directors or by a committee of the Board consisting of one or more members designated by the Board. No member of the Board of Directors who is eligible to participate in the Plan may vote on any matter specifically affecting his or her own participation in the Plan. If a Committee is established, to the extent possible, such committee shall consist of those members of the Board of Directors who are not eligible to participate in the Plan; provided, however, that if any person who is eligible to participate in the Plan is designated to serve on the Committee, such Committee member shall not vote on any matter specifically affecting his or her own participation in the Plan. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

          (b) For purposes of administration of the Plan, a majority of the members of the Committee eligible to serve as such shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

          (c) Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

          (d) The Committee may engage an Agent to purchase Shares on each Purchase Date and to perform custodial and record keeping functions for the Plan, such as holding record title to Shares acquired by Participants under the Plan, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

          (e) The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

     4.   Eligibility. All employees of the Company, and of such of its
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Affiliates as may be designated for such purpose from time to time by the
Committee, shall be eligible to participate in the Plan as of the first day of an Offering Period, other than any employee whose customary employment is less than 20 hours per week, who has been employed for less than six (6) months, or who owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

          For purposes of this Section 4, the term "employment" shall be interpreted in accordance with the provisions of section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

     5.   Election to Participate.
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          (a) Subscription Agreements.
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              (i)  Initial Subscription Agreements.  Each Eligible Employee may
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become a Participant by filing a Subscription Agreement authorizing specified regular payroll deductions. A Subscription Agreement authorizing such payroll deductions must specify the date on which deduction is to commence, which may not be retroactive. Subject to the limits of Section 5(b), payroll deductions may be in any amount not less than one percent (1%) and not in excess of twenty percent (20%) of an Eligible Employee's Compensation, subject to such lower limit as may be established pursuant to Section 5(b) below. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and Affiliates for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the balance accumulated in his or her Account as described in Section 8 below. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Affiliate.

               (ii) Subsequent Subscription Agreements. Any Participant may file
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a Subscription Agreement subsequent to his or her filing an initial Subscription
Agreement changing the terms of his or her participation in accordance with
Section 6 of the Plan.

          (b)  Contribution Limit.  The sum of all regular payroll deductions
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authorized under Section 5(a) shall not exceed such percentage of the
Participant's Compensation as may be specified from time to time by the Committee.

     6.   Subsequent Subscription Agreements and Deduction Changes.
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          (a)  Decrease in Contribution Rate.  A Participant may at any time
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decrease his or her payroll deduction rate by filing a new Subscription
Agreement with the Committee during an Offering Period which will supersede any prior Subscription Agreement effective as soon as practicable, but in no event more than thirty (30) days, after receipt of such new Subscription Agreement by the Committee. Other than as provided in the case of a termination of participation under Section 8 below, such change in the rate of regular payroll deductions may not be made more than once during each Offering Period.

          (b)  Increase or Decrease in Contribution Rate.  A Participant may
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increase or decrease his or her payroll deduction rate by filing with the
Committee a new Subscription Agreement at any time during the month immediately preceding each new Offering Period, provided such new Subscription Agreement is received no later than one week prior to the first day of such Offering Period. Such new Subscription Agreement shall become effective as of the first day of such Offering Period. If a Participant does not file a new Subscription Agreement, the terms of the Subscription Agreement in effect with respect to the immediately preceding Offering Period shall remain in effect for the new Offering Period. Notwithstanding anything contained herein to the contrary, a Participant may file a new Subscription Agreement at any time for the sole purpose of changing his or her designation of beneficiary.

     7.   Limit on Purchase of Shares.
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          (a)  No employee may be granted a right to purchase Shares under the
Plan to the extent that, taking into account such grant, such employee would have rights to purchase equity securities under the Plan and under all other plans, if any, of the Company and Affiliates that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Shares are outstanding at any time. For purposes of this Section 7:

               (i) The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

               (ii) In addition to any other limitations as may be imposed on an employee's rights to acquire Shares under the Plan, no Participant shall accrue a right to purchase

Shares with respect to any Offering Period in excess of a number determined by dividing $6,250 (or such other amount as may be established by the Committee at its discretion) by the Fair Market Value of the Shares determined as of the first day of the Offering Period, provided, however, that the Committee may not establish a dollar amount for purposes of determining the maximum number of shares that may be purchased by a Participant during an Offering Period that results in the accrual by any Participant of the right to acquire Shares having a Fair Market Value in excess of $25,000 (determined on the first day the Applicable Offering Period) during any calendar year;

               (iii) No Participant shall be permitted to carry over any rights to acquire Shares accrued with respect to an Offering Period to any subsequent Offering Period; and

               (iv) The limitations set forth in this Section 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under Section 423 of the Code so that the Plan shall, to the extent possible, remain qualified as a "stock purchase plan" as defined in that Code Section.

          (b) No employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

     8.   Termination of Participation and Withdrawal of Funds.  A Participant
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may at any time and for any reason, withdraw from participation in the Plan for an Offering Period by filing a notice of withdrawal form with the Committee no later than seven (7) days prior to the last day of such Offering Period, in which case the entire balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter and no further payroll deductions shall be made pursuant to the Plan. Partial withdrawals shall not be permitted. A Participant may recommence participation in the Plan by submitting a new Subscription Agreement to the Committee, which will be effective as of the next Offering Period.

     9.   Method of Purchase and Investment Accounts.
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          (a)  Exercise of Option for Shares.  Each Participant having funds
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credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date, the option to purchase the number of whole Shares which the funds in such Account would purchase at the Purchase Price, subject to the limit:

               (i) on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan for the term of the Plan, as set forth in Section 10; and

               (ii) on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Sections 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account for each Participant, established by the Agent, or by the Committee if no Agent has been appointed. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Section 11. No purchases of fractional Shares shall be made pursuant to the Plan. Any funds left in a Participant's Account following a Purchase Date shall continue to be credited to such Participant's Account and shall be available for purchases of Shares with respect to the next Offering Period, to the extent such purchase would otherwise be permissible under the Plan, and subject to the Participant's withdrawal rights against his or her Account.

          (b)  Dividends on Shares Held in Investment Accounts.  All cash
               -----------------------------------------------
dividends paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

          (c)  Adjustment of Shares on Application of Aggregate Limits.  If the
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total number of Shares that would be purchased pursuant to Section 9(a) but for the limits described in Section 9(a)(i) exceeds the number of Shares available for purchase under the Plan, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date.
The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

     10.  Shares Subject to Plan.  The aggregate maximum number of Shares that
          ----------------------
may be issued pursuant to the Plan is one million (1,000,000), subject to adjustment as provided in Section 18 of the Plan. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purpose.

     11.  Withdrawal of Certificates.  A Participant shall have the right at any
          --------------------------
time to withdraw a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written or other permitted form of notice to the Company or its agent; subject to such reasonable requirements as to timing and manner of such notice as may be imposed from time to time by the Committee or by such persons charged with responsibility for administration of the Plan.

     12.  Registration of Certificates. Each certificate withdrawn by a
          ----------------------------
Participating Employee may be registered only in the name of the Participant, or, if the Participant so indicated on the Participant's Account, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

     13.  Voting.  The Committee or the Agent shall cause all Shares held in an
          ------
Investment Account to be voted in accordance with the Participant's instructions.

     14.  Rights on Retirement, Death or Other Termination of Employment.  In
          --------------------------------------------------------------
the event of a Participant's retirement, death or other termination of employment, or in the event that a Participant otherwise ceases to be an Eligible Employee, (a) no payroll deduction shall be taken from any pay due and owing to the Participant thereafter, and the balance in the Participant's Account shall be paid to the Participant or, in the event of the Participant's death, to the person or persons designated as the Participant's beneficiary on Participant's most recently filed Subscription Agreement, or if no beneficiary has been designated, to the person to whom the Participant's rights shall have passed under the laws of descent and distribution, and (b) a certificate for the Shares credited to the Participant's Investment Account will be forwarded to the Participant (or, in the event of the Participant's death, to the person or persons designated as the Participant's beneficiary on Participant's most recently filed Subscription Agreement, or if no beneficiary has been designated, to the person to whom the Participant's rights shall have passed under the laws of descent and distribution).

     15.  Rights Not Transferable.  Except as permitted by Section 14, rights
          -----------------------
under the Plan are not transferable by a Participant and are exercisable during the employee's lifetime only by the employee.

     16.  No Right to Continued Employment.  Neither the Plan nor any right
          --------------------------------
granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or Affiliate to terminate the employment of such Participant.

     17.  Application of Funds.  All funds received or held by the Company under
          --------------------
this Plan may be used for any corporate purpose.

     18.  Adjustments in Case of Changes Affecting Shares.  In the event of a
          -----------------------------------------------
subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Section 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

     19.  Amendment of the Plan.  The Board of Directors of the Company may at
          ---------------------
any time, or from time to time, amend the Plan in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (i) increase the maximum number of shares that may be issued pursuant to the Plan
(ii) materially increase the benefits accruing to Participants under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the Stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter.

     20.  Term of the Plan.  The Plan shall be effective as of October 1, 2000
          ----------------
and shall continue in effect until terminated as provided for in this Section
20. The Plan and all rights of employees under any offering hereunder shall terminate on the earliest of:

          (a)  any time at the discretion of the Board of Directors; or

          (b)  September 30, 2010.

Upon termination of this Plan, (i) all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or promptly refunded, and (ii) all certificates for the Shares credited to a Participant's Investment Account shall be forwarded to him or her.

Notwithstanding anything herein to the contrary, the adoption of the Plan is subject to the approval of the Plan by the Company's shareholders in a manner consistent with the requirements of applicable state law within one year following its date of adoption. If the Plan is not so approved by the shareholders, the Plan shall be immediately terminated, all amounts which have been retained by the Company pursuant to the terms of a Subscription Agreement and credited to Accounts of Participants shall be returned, without interest, to each Participant. Any Shares that have already been purchased shall be distributed to the Participants for whom such Shares were purchased to the extent not previously distributed.

     21.  Governmental Regulations.
          ------------------------

          (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

          (b) The Company (or an Affiliate) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

     22.  Section 16 Restrictions for Officers and Directors.  Notwithstanding
          --------------------------------------------------
any other provision of the Plan, each officer (for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), and director of the Company shall be subject to such restrictions, if any, as are required so that transactions under the Plan by such officer or director shall be exempt from Section 16(b) of the Exchange Act. Without limiting the generality of the foregoing, such restrictions may include restrictions on the ability of an officer or director making withdrawals from the Plan, ceasing participation in the Plan and holding the Shares received under the Plan for so long as such restrictions are required to qualify for a Section 16 exemption.

     23.  Repurchase of Shares.  The Company shall not be required to repurchase
          --------------------
from any Participant any Shares which such Participant acquires under the Plan.